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EXHIBIT 2

                            TOWER SEMICONDUCTOR LTD
                For the Special General Meeting Of Shareholders
                          To Be Held On May 14,2003

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Tower Semiconductor Ltd. (the "Company") hereby appoints each of Rafi Levin, Amir Harel and Tamar Cohen of the Company, with full power of substitution, the true and lawful attorney, agent and proxy of the undersigned, to vote, as designated on the reverse side, all of the Ordinary Shares of the Company which the undersigned is entitled in any capacity to vote at the Special General Meeting of Shareholders of the Company to be held at the offices of the Company located at Hamada Avenue, Ramat Gavriel Industrial Park, Migdal Haemek, Israel, on May 14, 2003 at 11:OO a.m. (local time) and all adjournments and postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Special General Meeting and the Proxy Statement accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned's shares and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IN ORDER FOR YOUR VOTE TO BE COUNTED WITH RESPECT TO PROPOSAL 1, YOU MUST INDICATE WHETHER YOU HAVE A PERSONAL INTEREST IN SUCH PROPOSAL BY VOTING IN ITEM 1A OR 1B. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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                   SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

                            TOWER SEMICONDUCTOR LTD.

                                   May 14, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

Indicate a vote with respect to 1A or 1B according to whether or not you have a
Personal  Interest  in  Proposal 1. Your vote will not be counted if you fail to vote  or  if  you  vote  in  both  1A  and  1B.
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
1A. VOTE HERE if you do not have a Personal Interest (as defined below) in
    Proposal 1. TO APPROVE an amendment to the Fab 2 investment                          FOR     AGAINST   ABSTAIN
    agreements. If you vote here, omit 1B.                                                 []       []       []

1B. VOTE HERE if you have a Personal Interest (as defined below) in
    Proposal 1. TO APPROVE an amendment to the
    Fab 2 investment agreements. If you vote here, omit IA.                                []       []       []

2.  TO APPROVE the increase in the number of the Company's authorized
    ordinary shares to 100,000,000 and related amendment of the Articles of Association.   []       []       []

3.  TO APPROVE the appointment of Mr. Carmel Vernia, effective June 1 2003, as
     member and chairman of the Board of Directors.                                        []       []       []

4   TO APPROVE the appointment of Mr. Carmel Vernia, effective June 1, 2003, as
    acting CEO of the Company for a period of up to 3 years.                               []       []       []

You have a "Personal Interest" in the approval of an act or transaction at the Company if the act or transaction will result in a personal or financial benefit to you or to a company for which you serve as a director or CEO or which you have a 5% or greater ownership or voting interest or he the right or appoint director or CEO and (i) includes the personal interest of any member of your immediate family including the spouses thereof), and (ii) excludes a personal interest that arises solely from the fact of holding shares in the Company or any body corporate.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                                 [ ]

Signature of shareholder _______________   Date:  _____________  Signature of Shareholder ________________ Date: ____________

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